Exhibit 10.63

Execution Copy

FORBEARANCE AND CONDITIONAL RELEASE AGREEMENT

THIS FORBEARANCE AND CONDITIONAL RELEASE AGREEMENT (this “Agreement”) is entered into as of November     , 2008 (the “Effective Date”), by and among HIGHLAND AVENUE PROPERTIES, LLC, a Georgia limited liability company (“Highland Avenue”) and COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company, successor by merger to Parker-Chandler Homes, Inc., a Georgia limited liability company (“Comstock Atlanta”), each a “Borrower” and collectively the “Borrowers”; COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Guarantor”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).

R E C I T A L S:

A. Highland Avenue is indebted to Lender with respect to a loan in the original stated principal amount of $4,851,235.00 (the “Highland Avenue Loan”), which is (i) evidenced by that certain Note dated May 2, 2005, payable by Highland Avenue Properties, LLC to the order of Lender in said principal amount, (ii) secured by that certain Deed to Secure Debt and Security Agreement dated May 2, 2005 and recorded on May 4, 2005 in Deed Book 39924, Page 32, Fulton County, Georgia records, encumbering Land Lots 18 & 19 of the 14th District, Fulton County, Georgia (said property containing approximately 4.86 acres), and (iii) unconditionally guaranteed by Guarantor pursuant to that certain Amended and Restated Guaranty Agreement dated December 28, 2006.

B. Comstock Atlanta is indebted to Lender with respect to a loan in the original stated principal amount of $7,500,000.00 (the “Comstock Atlanta Loan”) which is: (i) evidenced by that certain Real Estate Note dated January 16, 2004, payable by Parker Chandler Homes South Carolina, LLC, as predecessor in interest to Comstock Homes of Atlanta, LLC, to the order of Lender in said principal amount; (ii) secured in Jackson County, Georgia, by (a) that certain Deed to Secure Debt and Security Agreement dated as of January 16, 2004, originally recorded in the Superior Court of Jackson County, Georgia on February 4, 2004 in Deed Book 33I Page 369, (b) that certain Deed to Secure Debt and Security Agreement dated as of January 16, 2004, originally recorded in the Superior Court of Jackson County, Georgia on March 4, 2004 in Deed Book 33I, Page 374, (c) that certain Deed to Secure Debt and Security Agreement dated as of June 23, 2005, originally recorded in the Superior Court of Jackson County, Georgia on July 22, 2005 in Deed Book 39U Page 783, (d) that certain Deed to Secure Debt and Security Agreement dated as of November 14, 2005, originally recorded in the Superior Court of Jackson County, Georgia on November 28, 2005 in Deed Book 41P, Page 62, and (e) that certain Deed to Secure Debt and Security Agreement dated as of September 29, 2006, originally recorded in the Superior Court of Jackson County, Georgia on October 4, 2006 in Deed Book 45U, Page 57 (collectively, as the same have been or may be amended, renewed, supplemented or restated from time to time, and as the same, as amended, have been subsequently recorded in the land records of Jackson County, the “Jackson Deed to Secure Debt”), encumbering Land Lots 44, 45, 46, 47, 48, 49, 50, 58, 59 and 67, Brentwood Estates, Jackson County, Georgia; (iii) secured in Paulding County, Georgia by (a) that certain Deed to Secure Debt and Security Agreement dated as of April 2, 2004 and originally recorded in the land records of Paulding County, Georgia on April 16, 2004 in Deed Book 1623 Page 0891, (b) that certain Deed to Secure Debt and Security Agreement dated as of October 29, 2004, and originally recorded in Paulding County, Georgia on November 10, 2004 in Deed Book 1764 Page 40, and (c) that certain Deed to Secure Debt and Security Agreement dated as of

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February 24, 2005, and originally recorded in Paulding County, Georgia on March 22, 2005 in Deed Book 1847, Page 420 (collectively, as the same have been or may be amended, renewed, supplemented or restated from time to time, and as the same, as amended, have been subsequently recorded in the land records of Paulding County, the “Paulding Deed to Secure Debt”), encumbering land lots 23, 24, 25, 48, 49, 158, 159, 160, 161, 165, 170, 172, 176, 177, 178, 179, 182, 184, 190, 191, 194, 195, 196, 197, 198, 199, 202, 205, 209, 219, 220, 221, 222, 223, 227, 228, 237 and 257 phase 3, Senator’s Ridge, Paulding County, Georgia; and (iv) unconditionally guaranteed by Guarantor pursuant to the Amended and Restated Guaranty Agreement dated December 28, 2006 (the “Guaranty”).

The Highland Avenue Loan and the Comstock Atlanta Loan are collectively referred to hereinafter as the “Loans”. The Notes evidencing the Loans, as more particularly described above, are collectively referred to hereinafter as the “Notes” and the Deeds to Secure Debt securing the Loans, as more particularly described above, are collectively referred to hereinafter as the “Security Deeds”. The Notes and the Security Deeds are individually referred to by reference to the related Loan (e.g., the Note evidencing the Highland Avenue Loan is referred to hereinafter as the “Highland Avenue Note” and the Security Deed securing the Comstock Atlanta Loan is referred to hereinafter as the “Comstock Atlanta Security Deed”). The Notes, the Security Deeds, and the Guaranty, as amended, if any, and all other ancillary documents evidencing the Loans are collectively referred to hereinafter as the “Loan Documents”, and Borrowers and Guarantor are collectively referred to hereinafter as “Obligors”.

C. Obligors are no longer willing to comply with their respective obligations under the Loan Documents and have offered to cooperate with Lender in the foreclosure of the Security Deeds. Obligors have requested that Lender (i) forbear from the exercise of its rights and remedies against Guarantor under the Guaranty pending the foreclosure of the Security Deeds, and (ii) release Obligors from their obligations under the Loan Documents (other than those obligations set forth in that certain Environmental Indemnification and Release Agreement to be executed as of the date hereof, hereinafter referred to as the “Environmental Indemnity Agreement”, in form attached hereto as Exhibit A) at such time as the foreclosure of the Security Deeds has been completed. Lender is willing to grant Obligors’ and Guarantor’s request, provided that the Obligors cooperate with Lender in the foreclosure of the Security Deeds, and provided that Obligors do not commit any Forbearance Termination Events as defined and enumerated herein. The parties have entered into this Agreement to evidence their agreement regarding the foregoing matters.

NOW, THEREFORE, for and in consideration of the foregoing Recitals, the covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. Confirmation of Recitals and Other Matters. As a material inducement for Lender to enter into this Agreement, Obligors agree with Lender, and represent and warrant to Lender, that (i) the statements set forth in the recitals to this Agreement are true and correct and contain no material omission of fact, (ii) the Loans are in default and all obligations under the Loan Documents are fully matured and immediately due and payable in full without offset, defense, or reduction, (iii) Obligors have received or waived any notices to which they are entitled with respect to the existing defaults under the Loan, and (iv) but for this Agreement, Lender, may, at its option and without further notice to or demand upon any Obligor or any other person, exercise and enforce any and all rights and remedies under the Security Deeds, the Guaranty, and the other Loan Documents.

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2. Forbearance Covenant. Notwithstanding the existing defaults under the Loans, but subject to the terms and conditions stated in this Agreement, Lender agrees that it will not take any action or file any proceedings, whether under the Guaranty, at law, or in equity, to enforce the rights and remedies of Lender against Guarantor (the foregoing covenant being hereinafter referred to as the “Forbearance Covenant”). The Forbearance Covenant will remain in effect until the occurrence of a Forbearance Termination Event (as defined below). Upon written notice of the occurrence of a Forbearance Termination Event that is not cured by Obligors within fifteen days thereafter, Lender will have the right at any time and from time to time to exercise any and all rights and remedies available against Guarantor under the Guaranty or Environmental Indemnity Agreement, at law or in equity, to the same extent as Lender would be entitled if the Forbearance Covenant had never been part of this Agreement. As used herein, the term “Forbearance Termination Event” means the occurrence of one or more of the following events:

(a) If Lender determines that any acknowledgment, representation or warranty made by any Obligor in this Agreement is untrue or inaccurate in any material respect;

(b) If any Obligor breaches, defaults, repudiates, or fails to perform or observe any of that Obligor’s obligations or agreements stated in this Agreement;

(c) If any Obligor (or any person acting on behalf of any Obligor) commences, joins in, assists, cooperates in, or participates as an adverse party (except for compulsory legal process which requires testimony) in any suit or other proceeding against Lender or any affiliate, officer, director, or employee of Lender, relating to the Loans, any Collateral for the Loans, or the business affairs of any Obligor;

(d) If any Obligor (or any person acting on behalf of any Obligor) breaches, defaults, repudiates, or fails to perform or observe any of that Obligor’s obligations or agreements relating to environmental regulations or hazardous materials, as set forth and defined in the Environmental Indemnity Agreement; or

(e) If any Obligor (or any person acting on behalf of any Obligor) takes any action to prevent or hinder Lender’s carrying out and completion of the foreclosure of the Security Deeds, including any Obligor (or any person acting on behalf of any Obligor) taking direct or indirect action, or permitting any action which would allow such Obligor to (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official, or (iii) make an assignment for the benefit of creditors.

(f) If Obligors fail to pay in full on or before December 1, 2008 all past due real property taxes pertaining to the Collateral (defined below) including, without limitation, past due real property taxes owing to Fulton County, Texas, Jackson County, Texas and Paulding County Texas.

3. Foreclosure of Collateral. (a) Obligors acknowledge that Lender intends to commence (or has commenced) proceedings to foreclose its security title, lien, and security interest in and to all real and personal property securing the Loans, as described in the Security

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Deeds and the other Loan Documents (collectively, the “Collateral”), in accordance with the provisions of the Loan Documents and applicable law (the “Foreclosure Proceedings”) and shall use commercially reasonable efforts to pursue and complete the Foreclosure Proceedings in a timely manner. As of the date hereof, the Foreclosure Proceedings are scheduled to be held no later than December 2, 2008, which date may change in accordance with applicable law. In consideration of the Forbearance Covenant, Obligors jointly and severally (i) ratify and affirm Lender’s security title, lien, and security interest in and to the Collateral pursuant to the Loan Documents, (ii) acknowledge and agree that Obligors have received commercially reasonable, timely, and accurate notice of Lender’s intention to foreclose its security title, lien, and security interest in the Collateral and that Lender has satisfied all requirements set forth in the Loan Documents relating to commencement of the Foreclosure Proceedings, (iii) covenant and agree to use commercially reasonable efforts to cooperate with Lender in connection with the Foreclosure Proceedings, and (iv) covenant and agree that none of Obligors shall contest, oppose, delay, or otherwise interfere with the commencement and prosecution of the Foreclosure Proceedings (or any foreclosure sale arising from the Foreclosure Proceedings).

(b) Obligors hereby consent to the judicial confirmation of the Foreclosure Proceedings and waive any and all rights each party may possess at law or in equity to oppose or object to Lender’s judicial confirmation of the Foreclosure Proceedings. Obligors acknowledge receipt of copies of the notices of sale in connection with the Foreclosure Proceedings taking place in Paulding, Jackson, and Fulton counties and agree that the information contained in the notices of sale is accurate and satisfies all statutory requirements. Furthermore, Obligors acknowledge that the Paulding County notices of sale are being advertised in the Dallas New Era on November 6th, 13th, 20th and 27th, the Jackson County notices of sale are being advertised in the Jackson Herald on November 5th, 12th, 19th and 26th, and the Fulton County notice of sale is being advertised in the Fulton County Daily Report on November 7th, 14th, 21st and 26th.

Obligors hereby confirm and agree to execute such documentation as may be required by Lender to submit to the court at any confirmation hearing as evidence in support thereof, the following: (i) the purchase price of each of the properties securing the Loans at the Foreclosure Proceeding was equal to or greater than the true market value of that property as of the date of the Foreclosure Proceeding in accordance with O.C.G.A. Section 44-14-161; (ii) Lender and Lender’s agents complied with all statutory requirements in conducting the Foreclosure Proceeding; and (iii) Subject to the provisions of Paragraph 7 hereof, Lender is entitled to the deficiency between the purchase price the properties actually brought at the Foreclosure Proceedings and the indebtedness owed under the Loans. Obligors acknowledge that a court may rely on the provisions of this paragraph in determining whether to confirm the Foreclosure Proceedings.

4. Deliveries by Obligors. Obligors covenant to Lender that within five (5) business days after each written request therefor (to the extent that any of such items are in the possession or direct control of Obligors, or to the extent that Obligors may request delivery of such items from any third parties), Obligors will deliver or cause the following items relating to the Collateral to be delivered to Lender whether such request is made prior or subsequent to the date of this Agreement or the foreclosure of any of the Security Deeds: (i) any certificates of insurance related to the Collateral; (ii) any certificates of occupancy, licenses, and other governmental permits related to the Collateral; (iii) any surveys, plats, drawings, engineering reports, maps, plans and specifications, and other similar matters related to the Collateral; (iv) any tax assessments, notices, and statements related to the Collateral; (v) all books and records of the Borrowers pertaining to the Collateral; and (vi) any keys necessary to obtain full access to the Collateral.

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5. Contracts. Obligors represent and warrant to Lender that as of the date hereof to the actual knowledge of Obligors after due inquiry and investigation, attached hereto as Schedule I is a true, complete, and correct listing of all material commitments, rental agreements, equipment leases, guaranties, leases, contracts, undertakings, and arrangements entered into by any Obligor or anyone on behalf of any Obligor, whether written and oral, relating to the Collateral. Obligors further represent and warrant to Lender that Obligors have delivered to Lender copies of all documents relating to such matters to the extent that any of such items are in the possession or direct control of Obligors.

6. Payables. Obligors represent and warrant to Lender that as of the date hereof to the actual knowledge of Obligors after due inquiry and investigation, attached hereto as Schedule II is a true and correct listing of all lienable claims against the Collateral and all other material payables owing in connection with the Collateral, including, without limitation, all trade payables, real and personal property taxes, employee wages (including accrued vacation and fringe benefits, if any), utility charges, insurance premiums, lease payments, license, and franchise and royalty payments (hereafter collectively called the “Payables”) as of the dates therein stated. It is specifically understood that Lender has not and will not agree to assume or incur any liability or responsibility with respect to the Payables or any other obligation of Obligors.

7. Release of Guarantor and Obligors. Upon the earlier of (i) Lender completing the foreclosure of its security title, lien, and security interest in the Collateral, or (ii) February 15, 2008 and provided Obligors are not in default under their respective obligations to Lender under this Agreement, Lender shall execute and deliver to Guarantor and Obligors a full release of Guarantor and each Obligor from all liabilities and obligations under the Loan Documents or otherwise with respect to the Loans (the “Release(s)”). The form of Release shall be as set forth on Schedule III. The above notwithstanding, the forgoing provisions shall not terminate Guarantor’s and each Obligor’s liabilities and obligations as set forth in the Environmental Indemnity Agreement, or as they pertain to any obligations and liabilities as set forth herein.

8. Release. Upon receipt of the Releases and in consideration of Lender’s entering into this Agreement and without any contingency, precondition, or condition subsequent, Obligors, for themselves and their respective heirs, executors, successors and assigns, hereby jointly and severally fully and forever release, relinquish, discharge, settle and compromise any and all claims, cross-claims, counterclaims, causes, damages and actions of every kind and character, and all suits, costs, damages, expenses, compensation and liabilities of every kind, character and description, whether direct or indirect, known or unknown, in law or in equity, which any of them has, had, may have, or will have against Lender, and/or any of its affiliates, parents, directors, agents, representatives, officers, employees, attorneys, consultants, or contractors (collectively, the “Released Parties”) on account of, arising, or resulting from, or in any manner incidental to, any and every thing or event occurring or failing to occur at any time in the past up to and including the Effective Date hereof, including, without limitation, any claims relating to the Loans, the Loan Documents, this Agreement, any act and event relating to Lender’s administration of the Loans or the other Obligations, any other transaction contemplated by this Agreement, and any act and event relating to any Released Parties (collectively, the “Claims”). In addition, Obligors jointly and severally covenant not to sue any of the Release Parties on account of any Claims. The above

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notwithstanding, the forgoing provisions shall not terminate Guarantor’s and each Obligor’s liabilities and obligations as set forth in the Environmental Indemnity Agreement, and shall not release any Lender’s Claims as they pertain thereto.

9. Representations and Warranties. In addition to all other representations and warranties set forth herein, Obligors represent, warrant, and covenant to and with Lender, which representations, warranties and covenants shall survive until the Obligations are indefeasibly released or otherwise satisfied in full, that:

(a) Obligors have the full power and authority to enter into this Agreement and to incur the obligations and consummate the transactions described herein and therein, all of which have been authorized by all proper and necessary corporate action where applicable.

(b) This Agreement constitutes the valid and legally binding obligation of Obligors enforceable in accordance with its terms and does not violate, conflict with, or constitute any default under any law, government regulation, organizational documents, or any other agreement or instrument binding upon or applicable to Obligors.

(c) No approval, authorization or other action by, or filing with, any governmental official, board or authority is required in connection with the execution and delivery of this Agreement, except such approvals and authorizations as have been received, such actions as have been taken, and such filings as have been made.

10. No Waiver by Lender. No course of dealing and no delay or failure of Lender to exercise any right, power, or privilege under any of the Loan Documents will affect any other or future exercise of such right, power, or privilege. Any departure by Lender from the terms and conditions of the Loan Documents prior to the date of this Agreement will not limit or restrict Lender’s right to require that Obligors strictly perform and observe the terms and conditions of this Agreement and the Loan Documents.

11. Effect of Agreement; No Novation. Obligors acknowledge and agree that this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Notes, the Obligations, or any of the other Loan Documents, and except as expressly provided in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, a modification, amendment, or waiver of the Notes, the Obligations, or any of the other Loan Documents.

12. Entire Agreement. This Agreement is the entire agreement among the parties relating to the specific subject matter of this Agreement and supersedes any prior agreements, commitments and understandings between the parties.

13. Full Knowledge. Obligors acknowledge having read this Agreement and consulting with counsel (or having had the opportunity to consult with counsel) before executing this Agreement; that Obligors have relied upon their own judgment and that of their counsel in executing same and have not relied on or been induced by any representation, statement or act by any other party referenced to herein which is not referred to in this Agreement; and that Obligors enters into this Agreement voluntarily, with full knowledge of its significance.

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14. Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement shall involve transcending the limit of validity presently prescribed by any applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity. Further, if any cause or provision herein contained operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

15. Counterparts; Electronic Delivery. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties thereto. Any signature to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Delivery of an executed counterpart of this Agreement by telecopier or any other form of electronic transmission shall be equally as effective as delivery of an original executed counterpart thereof. Any party delivering an executed counterpart of this Agreement by telecopier or other electronic means also shall deliver an original executed counterpart of such instrument, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect thereof.

16. Modifications. This Agreement cannot be changed or terminated orally, is for the benefit of the parties hereto and their respective successors and assigns, and is binding upon the parties hereto in accordance with its terms.

17. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto, including their respective successors and assigns.

18. Time is of the Essence. Time is of the essence in the performance of this Agreement.

19. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia (without regard to the conflict of laws rules in effect from time to time in the State of Georgia).

20. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OBLIGORS AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LAWSUIT OR OTHER COURT ACTION RELATED TO THIS AGREEMENT, THE NOTE, THE OBLIGATIONS, AND THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, IN RESPECT TO ANY CLAIM, COUNTERCLAIM, THIRD-PARTY CLAIM, DEFENSE, OR SET-OFF ASSERTED IN ANY SUCH LAWSUIT OR COURT ACTION. ANY SUCH LAWSUIT OR COURT ACTION SHALL BE TRIED EXCLUSIVELY TO A COURT WITHOUT A JURY. OBLIGORS SPECIFICALLY ACKNOWLEDGE THAT THEIR EXECUTION OF THIS WAIVER OF JURY TRIAL IS A MATERIAL PORTION OF THE CONSIDERATION RECEIVED BY LENDER IN EXCHANGE FOR ITS ENTERING INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, Obligors have executed this Agreement under seal as of the date first above written.

Borrowers:

COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company

By: Comstock Homebuilding Companies, Inc., its Manager

By:
Name:
Title:

HIGHLAND AVENUE PROPERTIES, LLC, a Georgia limited liability company

By: Comstock Homebuilding Companies, Inc., its Manager

By:
Name:
Title:

Guarantor:

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:
Name:
Title:

[Signatures continue on the next page]

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IN WITNESS WHEREOF, Lender has executed this Agreement under seal with the intention that this Agreement shall be effective as of the date first above written.

Lender:

BANK OF AMERICA, N.A., a national banking association

By:
Name:
Title:

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SCHEDULE I

List of Contracts

SCHEDULE II

List of Payables

SCHEDULE III

Form of Release

EXHIBIT A

Environmental Indemnity Agreement